UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2006

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 251-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Tuesday, September 26, 2006, the registrant, AirTran Holdings, Inc. (NYSE:AAI), announced the following regarding its subsidiary, AirTran Airways, Inc. (“AirTran”):

AirTran is providing new guidance with respect to its delivery schedule for Boeing 737 aircraft. Overall, AirTran is rescheduling five (5) aircraft from the second half of 2007 and three (3) aircraft from the first quarter 2008 for deliveries in 2009 through 2011. There are no changes to AirTran’s 2006 delivery schedule.

As a result, AirTran’s before and after year over year forecasted percentage growth rate in available seat miles (“ASMs”) and numbers of aircraft deliveries are shown below:

	Before	After
% ASMs (approx.)
2006	23%	No change
2007	22%	19% - 20%
2008	16%	9% - 11%
Aircraft Deliveries
2006	20	No change
2007	19	14
2008	18	15

Commenting on the revised delivery schedule Stan Gadek, senior vice president finance and chief financial officer said, “We are pleased to have smoothed out some delivery peaks while still maintaining a strong growth rate. We believe these changes are part of the fine tuning that will allow us to continue our track record of low costs and profitability.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: September 26, 2006	/s/ Stanley J. Gadek
Stanley J. Gadek
Senior Vice President, Finance,
Treasurer and Chief Financial Officer
(Principal Accounting and Financial Officer)